                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of October 13, 1999 by and between Eldertrust, a real estate investment trust, with its principal place of business at 101 East State Street, Kennett Square, PA 19348 (the "Company"), and D. Lee McCreary, Jr. (the "Executive").

                                   WITNESSETH:

         The Company desires to continue to employ the Executive as an employee of the Company, and the Executive desires to continue to provide services to the Company, all upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows: 1. Offer and Acceptance of Employment. The Company hereby agrees to employ the Executive as the President and Chief Executive Officer of the Company. The Executive accepts such employment and agrees to perform the customary responsibilities of such position during the term of this Agreement. The Executive will perform such other duties as may from time to time be reasonably assigned to him by the Board of Trustees of the Company, provided such duties are consistent with and do not interfere with the performance of the duties described herein and are of a type customarily performed by persons of similar titles with similar corporations. Nothing in this Agreement shall preclude Executive from serving as a director, trustee, officer of, or partner in, any other firm, trust, corporation or partnership or from pursuing personal investments, as long as such activities do not interfere with Executive's performance of his duties hereunder.

         2. Period of Employment.

         (a) Period of Employment. The period of the Executive's employment under this Agreement shall commence on the date hereof and shall, unless sooner terminated pursuant to Section 4, continue for a three year period ending on October 13, 2002 (such period, as extended from time to time, herein referred to as the "Term"). Subject to Section 2(b), and if the Term has not been terminated pursuant to Section 4, on October 13, 2001 and on each October 13 thereafter the Term shall be extended for an additional period of one year.

         (b) Termination of Automatic Extension by Notice. The Company (with the affirmative vote of two-thirds of the entire membership of the

Board of Trustees at a meeting of the Board of Trustees called and held for such purpose) or the Executive may elect to terminate the automatic extension of the Term set forth in Section 2(a) ("Automatic Extension") by giving written notice of such election. Any notice given hereunder must be given not less than one year prior to the end of the then current Term.

         3. Compensation and Benefits.

         (a) Base Salary. As long as Executive remains an employee of Company, Executive will be paid a base salary which shall continue at the rate currently in effect, subject to adjustment as hereinafter provided. The Compensation and Share Option Committee of the Board of Trustees shall review Executive's base salary on an annual basis and make recommendations with respect to increases in base salary to the Board of Trustees. Any increase in base salary shall not reduce or limit any other obligation of the Company hereunder. Executive's annual base salary payable hereunder, as it may be increased from time to time and without reduction for any amounts deferred as described below, is referred to herein as "Base Salary." Effective July 29, 1999 the Executive's Base Salary shall be $200,000. Executive's Base Salary, as in effect from time to time, may not be reduced by the Company without Executive's consent, provided that the Base Salary payable under this paragraph shall be reduced to the extent Executive elects to defer or reduce such salary under the terms of any deferred compensation or savings plan or other employee benefit arrangement maintained or established by the Company. The Company shall pay Executive the portion of his Base Salary not deferred in accordance with its customary periodic payroll practices.

         (b) Incentive Compensation. Executive shall be eligible to receive incentive compensation in the form of share options in amounts determined from time to time by the Compensation and Share Option Committee of the Board of Trustees.

         (c) Benefits, Perquisites and Expenses.

             (i) Benefits. During the Term, Executive shall be eligible to participate in (1) each welfare benefit plan sponsored or maintained by the Company, including, without limitation, each life, hospitalization, medical, dental, health, accident or disability insurance or similar plan or program of the Company, and (2) each pension, profit sharing, retirement, deferred compensation or savings plan sponsored or maintained by the Company, in each case, whether now existing or established hereafter, to the extent that Executive is eligible to participate in any such plan under the generally applicable provisions thereof. With respect to the pension or retirement benefits payable to Executive, Executive's service credited for purposes of determining Executive's benefits and vesting shall be determined in accordance with the terms of the applicable plan or program. Nothing in this

Section 3(c), in and of itself, shall be construed to limit the ability of the Company to amend or terminate any particular plan, program or arrangement.

             (ii) Vacation. During the Term, the Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Company from time to time for its senior executive officers, but not less than four weeks in any calendar year. The Executive shall also be entitled to all paid holidays given by the Company to its senior officers. Vacation days which are not used during any calendar year may not be accrued, nor shall Executive be entitled to compensation for unused vacation days.

             (iii) Perquisites. During the Term, Executive shall be entitled to receive such perquisites (e.g., fringe benefits) as are generally provided to other senior officers of the Company in accordance with the then current policies and practices of the Company.

             (iv) Business Expenses. During the Term, the Company shall pay or reimburse Executive for all reasonable expenses incurred or paid by Executive in the performance of Executive's duties hereunder, upon presentation of expense statements or vouchers and such other information as the Company may reasonably require and in accordance with the generally applicable policies and practices of the Company.

         4. Employment Termination. The Term of employment under this Agreement may be earlier terminated only as follows:

         (a) Cause. For purposes hereof, a termination by the Corporation for "Cause" shall mean termination by action of at least two-thirds of the members of the Board of Trustees of the Company at a meeting duly called and held upon at least 15 days' prior written notice to Executive specifying the particulars of the action or inaction alleged to constitute "Cause" (and at which meeting Executive and his counsel were entitled to be present and given reasonable opportunity to be heard) because of (i) Executive's conviction of any felony (whether or not involving the Company or any of its subsidiaries) involving moral turpitude which subjects, or if generally known, would subject, the Company or any of its subsidiaries to public ridicule or embarrassment, (ii) fraud or other willful misconduct by Executive in respect of his obligations under this Agreement, or (iii) willful refusal or continuing failure to attempt, without proper cause and, other than by reason of illness, to follow the lawful directions of the Board of Trustees following thirty days' prior written notice to Executive of his refusal to perform, or failure to attempt to perform such duties and which during such thirty day period such refusal or failure to attempt is not cured by the Executive. "Cause" shall not include a bona fide disagreement over a corporate policy, so long as Executive does not willfully violate on a continuing basis specific written directions from the Board of Trustees, which directions are consistent with the provisions of this Agreement. Action or inaction by Executive shall not be considered "willful" unless done or omitted by him intentionally and without his reasonable belief that his action or inaction was in the best interests of the Company, and shall not include failure to act by reason of total or partial incapacity due to physical or mental illness.

         (b) Without Cause. Notwithstanding anything to the contrary contained in this Agreement, the Company (with the affirmative vote of two-thirds of the entire membership of the Board of Trustees at a meeting of the Board of Trustees called and held for the purpose) may, at any time after at least 90 days' prior written notice in accordance with Section 4(e) hereof to the Executive, terminate the Executive's employment hereunder without Cause.

         (c) Death or Disability. If Executive dies, his employment shall terminate as of the date of death. If Executive develops a disability, the Company may terminate Executive's employment hereunder. As used in this Agreement, the term "disability" shall mean incapacity due to physical or mental illness which has caused the Executive to be unable to substantially perform his duties with the Company on a full time basis for (i) a period of twelve consecutive months, or (ii) for shorter periods aggregating more than twelve months in any twenty-four month period. During any period of Disability, the Executive agrees to submit to reasonable medical examinations upon the reasonable request, and at the expense, of the Company.

         (d) Good Reason. The Executive may terminate the Executive's employment for Good Reason at any time during the term of this Agreement. For purposes of this Agreement, "Good Reason" shall mean any of the following:

             (i) the assignment to the Executive by the Company of any duties inconsistent with the Executive's status with the Company or a substantial alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to the date hereof, or a reduction in the Executive's titles or offices as in effect immediately prior to the date hereof, or any removal of the Executive from, or any failure to reelect the Executive to, any of such positions, except in connection with the termination of his employment for disability or cause or as a result of the Executive's death or by the Executive other than for Good Reason, or the termination by the Company's Board of Trustees of the Automatic Extension;

             (ii) a reduction by the Company in the Executive's Base Salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement;

             (iii) a relocation of the Executive's principal place of employment or the relocation of the Company's principal office or corporate headquarters to a location 35 miles or more from the Executive's current principal place of employment.

             (iv) any "Change of Control" as set forth in Section 6 hereof;

             (v) any material failure by the Company to comply with any of the provisions of this Agreement;

             (vi) any termination of the Executive's employment for reasons other than death, disability or Cause or the termination by the Board of Trustees of the Automatic Extension pursuant to Section 2(b) of this Agreement;

             (vii) the commencement of a proceeding or case, with or without the application or consent of the Company or any of its subsidiaries, in any court of competent jurisdiction, seeking (A) the liquidation, reorganization, dissolution or winding-up of the Company or its subsidiaries, or the composition or readjustment of the debts of the Company or its subsidiaries, (B) the appointment of a trustee, receiver, custodian, liquidator or the like for the Company or its subsidiaries or of all or any substantial part of their respective assets, or (C) any similar relief in respect of the Company or its subsidiaries under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts.

         (e) Notice of Termination. Any termination, except for death, pursuant to this Section 4 shall be communicated by a Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

         (f) Date of Termination. "Date of Termination" shall mean (i) if this Agreement is terminated by the Company for disability, 30 days after Notice of Termination is given to the Executive (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such 30-day period), (ii) if Executive's employment is terminated due to Executive's death, on the date of death; (iii) if the Executive's employment is terminated for Good Reason as a result of a Change of Control, as set forth in
Section 6 hereof; or (iv) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which shall not be less than 90 nor more than 180 days from the date such Notice of Termination is given).

         (g) Transfer of Minority Interests. The Executive shall transfer all of his direct or indirect interests in entities in which the Company has an interest (which shall not for the purposes of this Section 4(g) be deemed to include ET Capital Corp.) immediately upon termination of the Executive's employment with the Company for any reason. Such transfer shall be in a manner reasonably determined by the Board of Trustees and at fair market value, as determined by the Board.

         5. Payments upon Termination.

         (a) Termination Due to Death or Disability. Upon the death or Disability of the Executive (i) the Company shall pay to the Executive or his estate (1) his full Base Salary and other accrued benefits earned up to the last day of the month of the Executive's death or Disability, (2) all deferred compensation of any kind, including, without limitation, any amounts earned under any bonus plan, and (3) if any bonus, under any bonus plan, shall be payable in respect of the year in which the Executive's death or Disability occurs, such bonus(es) prorated up to the last day of the month of the Executive's death or Disability and (ii) all restricted shares, dividend equivalent rights, share option and performance share awards made to the Executive shall automatically become fully vested as of the date of death or Disability.

         (b) Termination for Cause. If the Executive's employment shall be terminated for Cause, the Company shall pay the Executive: (i) his full Base Salary through the Date of Termination (as defined in Section 4(f)) at the rate in effect at the time Notice of Termination (as defined in Section 4(e)) is given, and (ii) all deferred compensation of any kind. In addition, Executive shall have the option to have assigned to him at no cost and with no apportionment of prepaid premiums any assignable insurance policy owned by the Company and relating specifically to Executive. The Company shall have no further obligations to the Executive under this Agreement.

         (c) Termination by Executive for Good Reason or by the Company for Reasons other than for Cause, Death or Disability.

             (i) In the event (1) the Company terminates the Term without Cause, or (2) the Executive terminates the Term for Good Reason, then the Company shall make a lump-sum payment to the Executive equal to (x) three (3) times the Executive's average annual Base Salary for the last three years, or, if less, over the expired term this Agreement, plus (y) the average annual value as of the date of grant of the Executive's share options vesting in a fiscal year (using a Black-Scholes valuation as reasonably determined by the Company), plus
(z) the value of the Executive's dividend equivalent rights credited to the Executive's memo account in the fiscal year immediately preceding such termination, provided that the value attributed to such share options and dividend equivalent rights shall not exceed 50 percent (50%) of Executive's average annual Base Salary for the three-year period preceding the termination of the Term; and all share options, share awards and similar equity rights, if any, shall vest and become exercisable immediately prior to the termination of the Term and remain exercisable through their original terms with all rights.

             (ii) Following termination of the Term for any reason, other than for Cause or upon the death of the Executive, the Company shall also maintain in full force and effect, for the continued benefit of the Executive for a period equal to the greater of (x) the period of the Term otherwise remaining or (y) two (2) years without giving effect to such termination, all employee benefit plans and programs to which the Executive was entitled prior to the date of termination (including, without limitation, the benefit plans and programs provided for herein) if the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred by the terms thereof, the Company shall pay to the Executive an amount equal to the annual contribution, payments, credits or allocations made by the Company to him, to his account or on his behalf under such plans and programs from which his continued participation is barred except that if the Executive's participation in any health, medical, life insurance or disability plan or program is barred, the Company shall obtain and pay for, on the Executive's behalf, to the extent possible individual insurance plans, policies or programs which provide to the Executive health, medical, life and disability insurance coverage which is equivalent to the insurance coverage to which the Executive was entitled prior to the date of termination.

         6. Change of Control.

         (a) Upon a Change of Control (as defined below), the Executive may terminate the Term upon notice to the Company, effective as set forth in such notice (i) for any reason or for no reason during the initial ninety (90) day period following the date of such Change of Control, or (ii) at any time, within twenty-four (24) months following the date of a Change of Control, if any other event constituting Good Reason hereunder continues for more than ten (10) days after the Executive delivers notice thereof to the Company. The failure of Executive to exercise his rights hereunder following an event constituting a Change of Control shall not preclude Executive from exercising such rights following the occurrence of a subsequent Change of Control event, even if related to a prior Change of Control Event.

         (b) For purposes of this Agreement, the term "Change of Control" shall mean the happening of any of the following:

             (i) if any person ("Person") (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;

             (ii) notwithstanding clauses (i) or (iv) of this Section 6, the Company consummates a merger or consolidation of the Company with or into another corporation or trust, the result of which is that the shareholders of the Company at the time of the execution of the agreement to merge or consolidate own less than eighty percent (80%) of the total equity of the entity surviving or resulting from the merger or consolidation or of a entity owning, directly or indirectly, one hundred percent (100%) of the total equity of such surviving or resulting entity;

             (iii) the sale in one or a series of transactions of all or substantially all of the assets of the Company;

             (iv) any Person has commenced a tender or exchange offer, or entered into an agreement or received an option to acquire beneficial ownership of fifty percent (50%) or more of the total number of voting shares of the Company unless the Board of Trustees has made a determination that such action does not constitute and will not constitute a change in the Persons in control of the Company; or

             (v) there is a change of control in the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act other than in circumstances specifically covered by clauses (i) - (iv) above.

         7. Certain Tax Matters. Notwithstanding any other provision of this Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Executive with Employer, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal employment agreement or other arrangement for the direct or indirect provision of compensation to the Executive (including groups or classes of participants or beneficiaries of which the Executive is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Executive (a "Benefit Arrangement"), if the Executive is a "disqualified individual," as defined in Section 280G(c) of the Internal Revenue Code (the "Code"), any right to receive any payment or other benefit under this Agreement shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Executive under this Agreement, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Executive under this Agreement to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Executive from the Employer under this Agreement, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Executive without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Agreement, in conjunction with all other rights, payments, or benefits to or for the Executive under any Other Agreement or any Benefit Arrangement would cause the Executive to be considered to have received a Parachute Payment under this Agreement that would have the effect of decreasing the after-tax amount received by Executive as described in clause (ii) of the preceding sentence, then the Executive shall have the right, in Executive's sole discretion, to designate those rights, payments, or benefits under this Agreement, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to Executive under this Agreement be deemed to be a Parachute Payment. The Employer will take the position for tax purposes that no payments made under this Agreement are "parachute payments" within the meaning of Section 280G(b)(2) of the Code.

         8. Executive's Covenants.

         (a) Nondisclosure. At all times during and after the Term, Executive shall keep confidential and shall not, except with the Company's express prior written consent, or except in the proper course of his employment with the Company, directly or indirectly, communicate, disclose, divulge, publish, or otherwise express, to any Person, or use for his own benefit or the benefit of any Person, any trade secrets, confidential or proprietary knowledge or information, no matter when or how acquired concerning the conduct and details of the Company's and its subsidiaries' business, including without limitation, names of customers and suppliers, marketing methods, trade secrets, policies, prospects and financial condition. For purposes of this Section 8, confidential information shall not include any information which is now known by or readily available to the general public or which becomes known by or readily available to the general public other than as a result of any improper act or omission of Executive.

         (b) Non-Competition. During the Term hereof and for a period of three
(3) years thereafter, Executive shall not, except with the Company's express prior written consent, directly or indirectly, in any capacity, for the benefit of any Person:

             (i) Solicit any Person who is or during such period becomes a customer, supplier, employee, salesman, agent or representative of the Company or any subsidiary, in any manner which interferes or might interfere with such Person's relationship with the Company or any subsidiary, or in an effort to obtain such Person as a customer, supplier, employee, salesman, agent, or representative of any business in competition with the Company or any subsidiary within 15 miles of any office or facility owned, leased or operated by the Company or any subsidiary.

             (ii) Establish, engage, own, manage, operate, join or control, or participate in the establishment, ownership (other than as the owner of less than one percent of the stock of a corporation whose shares are publicly traded), management, operation or control of, or be a director, officer, employee, salesman, agent or representative of, or be a consultant to, any Person in any business in competition with the Company or any subsidiary, at any location within 15 miles of any office or facility owned, leased or operated by the Company or any subsidiary, or act or conduct himself in any manner which he would have reason to believe inimical or contrary to the best interests of the Company or any subsidiary.

         (c) Enforcement. Executive acknowledges that any breach by him of any of the covenants and agreements of this Section 8 ("Covenants") will result in irreparable injury to the Company for which money damages could not adequately compensate the Company, and therefore, in the event of any such breach, the Company shall be entitled, in addition to all other rights and remedies which the Company may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining Executive and/or all other Persons involved therein from continuing such breach. The existence of any claim or cause of action which Executive or any such other Person may have against the Company shall not constitute a defense or bar to the enforcement of any of the Covenants. If the Company is obliged to resort to litigation to enforce any of the Covenants which has a fixed term, then such term shall be extended for a period of time equal to the period during which a material breach of such Covenant was occurring, beginning on the date of a final court order (without further right of appeal)holding that such a material breach occurred, or, if later, the last day of the original fixed term of such Covenant.

         (d) Consideration. Executive expressly acknowledges that the Covenants are a material part of the consideration bargained for by the Company and, without the agreement of Executive to be bound by the Covenants, the Company would not have agreed to enter into this Agreement.

         (e) Scope. If any portion of any Covenant or its application is construed to be invalid, illegal or unenforceable, then the other portions and their application shall not be affected thereby and shall be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable because of its scope, duration, geographical area or similar factor, then the court making such determination shall have the power to reduce or limit such scope, duration, area or other factor, and such Covenant shall then be enforceable in its reduced or limited form.

         9. No Obligation to Mitigate Damages; No Effect on Other Contractual Rights.

         (a) The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise. The amounts payable to Executive under Section 5 hereof shall not be treated as damages but as severance compensation to which, Executive is entitled by reason of termination of his employment in the circumstances contemplated by this Agreement.

         (b) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any benefit plan, employment agreement or other contract, plan or arrangement.

         10. Miscellaneous.

         (a) Notices. All notices, requests, demands, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if and when (i) delivered personally, (ii) mailed by first class certified mail, return receipt requested, postage prepaid, or (iii) sent by a nationally recognized express courier service, postage or delivery changes prepaid, with receipt, or (iv) delivered by telecopy (with receipt, and with original delivered in accordance with any of (i), (ii) or (iii) above) to the parties at their respective addresses stated below or to such other addresses of which the parties may give notice in accordance with this Section.

         If to the Company, to:

         ElderTrust
         101 East State Street, Suite 100
         Kennett Square, PA 19348
         Attention: Chairman

         If to Executive, to:

         D. Lee McCreary, Jr.
         1512 Broadrun Road
         Landenberg, PA  19350

         (b) Entire Understanding. This Agreement sets forth the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous, written, oral, expressed or implied, communications, agreements and understandings with respect to the subject matter hereof.

         (c) Modification. This Agreement shall not be amended, modified, supplemented or terminated except in writing signed by both parties. No action taken by the Company hereunder, including without limitation any waiver, consent or approval, shall be effective unless approved by a majority of the Board of Trustees.

         (d) Termination of Prior Employment Agreements. All prior employment agreements between Executive and the Company and/or any of its affiliates (and any of their predecessors) are hereby terminated as of the date hereof as fully performed on both sides.

         (e) Assignability and Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Company and its successors and assigns and upon Executive and his heirs, executors, and legal representatives. This Agreement is a personal employment contract of the Company, being for the personal services of Executive, and shall not be assignable by the Executive.

         (f) Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

         (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

         (h) Section Headings. Section and subsection headings in this Agreement are inserted for convenience of reference only, and shall neither constitute a part of this Agreement nor affect its construction, interpretation, meaning or effect.

         (i) References. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits.

         (j) Controlling Law. This Agreement is made under, and shall be governed by, construed and enforced in accordance with, the substantive laws of the State of Maryland applicable to agreements made and to be performed entirely therein.

         (k) Settlement of Disputes. The Company and Executive agree that any claim, dispute or controversy arising under or in connection with this Agreement, or otherwise in connection with Executive's employment by the Company (including, without limitation, any such claim, dispute or controversy arising under any federal, state or local statute, regulation or ordinance or any of the Company's employee benefit plans, policies or programs) shall be resolved solely and exclusively by binding arbitration. The arbitration shall be held in the city of Philadelphia, Pennsylvania (or at such other location as shall be mutually agreed by the parties). The arbitration shall be conducted in accordance with the Expedited Employment Arbitration Rules (the "Rules") of the American Arbitration Association (the "AAA") in effect at the time of the arbitration, except that the arbitrator shall be selected by alternatively striking from a list of five arbitrators supplied by the AAA. All fees and expenses of the arbitration, including a transcript if either requests, shall be borne equally by the parties. If Executive prevails as to any material issue presented to the arbitrator, the entire cost of such proceedings (including, without limitation, Executive's reasonable attorneys fees) shall be borne by the Company. If Executive does not prevail as to any material issue, each party will pay for the fees and expenses of its own attorneys, experts, witnesses, and preparation and presentation of proofs and post-hearing briefs (unless the party prevails on a claim for which attorney's fees are recoverable under the Rules). Any action to enforce or vacate the arbitrator's award shall be governed by the Federal Arbitration Act, if applicable, and otherwise by applicable state law. If either the Company or Executive pursues any claim, dispute or controversy against the other in a proceeding other than the arbitration provided for herein, the responding party shall be entitled to dismissal or injunctive relief regarding such action and recovery of all costs, losses and attorney's fees related to such action.

         (l) Approval and Authorizations. The execution and the implementation of the terms and conditions of this Agreement have been fully authorized by the Board of Trustees.

         (m) Indulgences, Etc. Neither the failure nor delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall the single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or any other right, remedy, power or privilege, nor shall any waiver of any right,



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

remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

         (n) Legal Expenses. In the event that the Executive institutes any legal action to enforce his rights under, or to recover damages for breach of this Agreement, the Executive, if he is the prevailing party, shall be entitled to recover from the Company any actual expenses for attorney's fees and disbursements incurred by him.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above mentioned, under seal, intending to be legally bound hereby.

                                       COMPANY:

Attest:


/s/ Kelly A. McAteer                   By: /s/ Michael Walker
------------------------------             -----------------------------
Assistant Secretary                    Its: Chairman
                                           -------------

Date of Execution:  3/31/00            Date of Execution:  3/31/00
                 -------------                           ------------



                                       EXECUTIVE:


                                       /s/ D. Lee McCreary, Jr.
                                       ---------------------------------
                                       D. Lee McCreary, Jr.
                                       Date of Execution:   3/31/00
                                                         -------------



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